EXHIBIT 32.1
CERTIFICATIONS
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF
2002
In connection with the Annual Report of Coronado Global
Resources Inc. (the “Company”) on Form 10-K
for the
year ended December 31,
2025, as filed with the
Securities and Exchange Commission
on the date hereof
(the
“Annual Report”), each of the
undersigned officers of the Company certifies, pursuant
to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, that, to such officer’s knowledge:
1.
The
Annual
Report
fully
complies
with
the
requirements
of
Section 13(a) or
15(d) of
the
Securities
Exchange Act of 1934; and
2.
The information
contained
in the
Annual
Report fairly
presents,
in all
material respects,
the financial
condition and results of operations of
the Company as of the
dates and for the periods
expressed in the
Annual Report.
/s/ Douglas Thompson
Douglas Thompson
Managing Director and Chief Executive Officer
/s/ Barend J. van der Merwe
Barend J. van der Merwe
Group Chief Financial Officer
Date: March 3, 2026
The foregoing certification is being furnished
solely pursuant to 18 U.S.C. Section
1350 and is not being filed as
part of the Annual Report or as a separate disclosure
document.
A signed
original of
this written
statement required
by Section 906
has been
provided to
the Company
and will
be retained by the Company and furnished to the Securities
and Exchange Commission or its staff on request.